Explanatory Note

Fundrise Growth eREIT II, LLC (the “Company”) has prepared this Form 1-A/A solely for the purpose of confirming that Exhibit 15.3, which was previously released and deemed filed in conjunction with the filing of the Company’s Form 1-A on May 31, 2018, is available pursuant to Rule 252(d).

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation
2.2*	Form of Amended and Restated Operating Agreement
4.1***	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by reference)
6.1*	Form of License Agreement between Fundrise Growth eREIT II, LLC and Fundrise LLC
6.2*	Form of Fee Waiver Support Agreement between Fundrise Growth eREIT II, LLC and Fundrise Advisors, LLC
6.3*	Form of Shared Services Agreement between Fundrise Advisors, LLC and Rise Companies Corp.
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2***	Consent of RSM US LLP
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
15.1***	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2***	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3**	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

*	To be filed by amendment

**	Filed herewith
***	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on June 1, 2018.

Fundrise Growth eREIT II, LLC
By:	Fundrise Advisors, LLC, its manager

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Miller	Chief Executive Officer of	June 1, 2018
Benjamin S. Miller	Fundrise Advisors, LLC (Principal Executive Officer)

/s/ Benjamin S. Miller	Interim Chief Financial Officer and Treasurer of	June 1, 2018
Benjamin S. Miller	Fundrise Advisors, LLC
(Principal Financial Officer and Principal Accounting Officer)

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